FIRSTAR STELLAR FUNDS
                              AMENDED AND RESTATED
                            SHAREHOLDER SERVICES PLAN

         This Amended and Restated Shareholder Services Plan ("Plan") is adopted as of this 1st day of March, 1999, by the Board of Trustees of Firstar Stellar Funds (the "Fund"), a Massachusetts business trust with respect to certain classes of shares ("Classes") of the portfolios of the Trust ("the Portfolios") set forth in exhibits hereto.

         1. This Plan is adopted to allow the Fund to make payments as contemplated herein to obtain certain personal services for shareholders and/or the maintenance of shareholder accounts ("Services").

         2. This Plan is designed to compensate broker/dealers and other participating financial institutions and other persons ("Providers") for providing services to the Fund and its shareholders. The Plan will be administered by the Firstar Mutual Funds Services, LLC ("FMFS"). In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate not to exceed 0.25 of 1% of the average aggregate net asset value of the shares of the Fund held during the month.

         3. Any payments made by the Portfolios to any Provider pursuant to this Plan will be made pursuant to written agreements based on the form attached as Appendix A or any other form approved by the Board of Trustees with Providers. The "Shareholder Services Agreement" will be entered into by FMFS on behalf of the Fund and the Provider.

         4. The Fund has the right (i) to select, in its sole discretion, the Providers to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Shareholder Services Agreement.

         5. Quarterly in each year that this Plan remains in effect, FMFS shall prepare and furnish to the Board of Trustees of the Fund, and the Board of Trustees shall review, a written report of the amounts expended under the Plan.

         6. This Plan shall become effective (i) after approval by majority votes of: (a) the Fund's Board of Trustees; and (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan; and (ii) upon execution of an exhibit adopting this Plan.

         7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

         8. This Plan may be amended at any time with respect to any Fund by the Board of Trustees, provided material amendments to this Plan shall become effective only upon the approvals set forth in Section 6.

         9. This Plan may be terminated at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the Fund as defined in Section 2(a)(42) of the Act.

         10. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Fund shall be committed to the discretion of the Disinterested Trustees then in office.

         11. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 9 herein.

         12. Firstar Stellar Funds originally adopted this Plan as of March 1, 1994 and was amended and restated as of March 1, 1999.


                                                      Updated:  January 20, 2000

                                    EXHIBIT A
                                     TO THE
                            SHAREHOLDER SERVICES PLAN
                              FIRSTAR STELLAR FUNDS

         This Plan is adopted by Firstar Stellar Funds with respect to the Class of Shares of the portfolios of the Trust set forth below.

         In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Funds held during the month.

Treasury Fund - C, Y
Tax-Free Money Market Fund - C
Ohio Tax-Free Money Market Fund - C
Growth Equity Fund - A, B, Y
Relative Value Fund - A, B, Y
Capital Appreciation Fund - A, B
Stellar Fund - A, B, Y
International Equity Fund - A, B
Strategic Income Fund - A, B
U.S. Government Income Fund - A, B
Stellar Insured Tax-Free Bond Fund - A, B
Science & Technology Fund - A, B, Y


                                                                      Appendix A
                         SHAREHOLDER SERVICES AGREEMENT

         THIS AGREEMENT by and between Firstar Stellar Funds and its individual series listed on Exhibit 1, as may be amended from time to time, having their principal office and place of business at Firstar Mutual Funds Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 and who have approved a Shareholder Services Plan (the "Plan") and this form of Agreement (individually referred to herein as a "Fund" and collectively as "Funds") and the Shareholder Organization ("Shareholder Organization.")

         1. The Funds hereby appoint the Shareholder Organization to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Services"). In addition to providing Services directly to shareholders of the Funds, the Shareholder Organization is hereby appointed the Funds' agent to select, negotiate and subcontract for the performance of Services. The Shareholder Organization hereby accepts such appointments. The Shareholder Organization agrees to provide or cause to be provided Services that, in its best judgment (subject to supervision and control of the Funds' Boards of Trustees), are necessary or desirable for shareholders of the Funds. The Shareholder Organization further agrees to provide the Funds, upon request, a written description of the Services, which the Shareholder Organization is providing hereunder.

         2. During the term of this Agreement, each Fund will pay the Shareholder Organization and the Shareholder Organization agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, up to 0.25% of 1% of average net assets of each Fund.

         For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of the monthly fee on the basis of the number of days that this Agreement is in effect with respect to such Fund during the month. To enable the Funds to comply with an applicable exemptive order, the Shareholder Organization represents that the fees received pursuant to this Agreement will be disclosed to and authorized by any person or entity receiving Services, and will not result in an excessive fee to the Shareholder Organization.

         3. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of each Fund, including a majority of the members of the Board of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Independent Board Members") cast in person at a meeting called for that purpose.

         4. Notwithstanding paragraph 3, this Agreement may be terminated as follows:

                  (a) at any time, without the payment of any penalty, by the vote of a majority of the Independent Board Members of any Fund or by a vote of a majority of the outstanding voting securities of any Fund as defined in the Investment Company Act of 1940 on 60 days' written notice to the parties to this Agreement;

                  (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

                  (c) by any party to the Agreement without cause by giving the other party at least 60 days' written notice of its intention to terminate.

         5. The Shareholder Organization agrees to obtain any taxpayer identification number certification from each shareholder of the Funds to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide each Fund or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         6. The Shareholder Organization shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Shareholder Organization shall be entitled to rely on and may act upon advice of counsel (who may be counsel for such Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of the Shareholder Organization, who may be or become a member of such Fund's Board, officer, employee or agent of any Fund, shall be deemed, when rendering services to such Fund or acting on any business of such Fund other than services or business in connection with the duties of the Shareholder Organization hereunder) to be rendering such services to or acting solely for such Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of the Shareholder Organization even though paid by the Shareholder Organization.

         This Section 6 shall survive termination of this Agreement.

         7. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         8. The Shareholder Organization is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each Fund that is a Massachusetts business trust and agrees that the obligations assumed by each such Fund pursuant to this Agreement shall be limited in any case to such Fund and its assets and that the Shareholder Organization shall not seek satisfaction of any such obligations from the shareholders of such Fund, the Trustees, Officers, Employees or Agents of such Fund, or any of them.

         9. The execution and delivery of this Agreement have been authorized by the Trustees of the Shareholder Organization and signed by an authorized officer of the Shareholder Organization, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Shareholder Organization, but bind only the trust property of the Shareholder Organization as provided in the Declaration of Trust of the Shareholder Organization.

         10. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to any Fund and to such Fund at the following address: Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202.

         11. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 3 and 4, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Wisconsin law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

         12. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         13. This Agreement shall not be assigned by any party without the prior written consent of the Shareholder Organization in the case of assignment by any Fund, or of the Funds in the case of assignment by the Shareholder Organization, except that any party may assign to a successor all of or a substantial portion of its business to a party controlling, controlled by, or under common control with such party. Nothing in this Section 13 shall prevent the Shareholder Organization from delegating its responsibilities to another entity to the extent provided herein.

                              Firstar Stellar Funds

Date:____________________     By:________________________

                              Title:_____________________

                              The Shareholder Organization, N.A.

Date:____________________     By:________________________

                              Title:_____________________


                                                       Updated: January 20, 2000

                              FIRSTAR STELLAR FUNDS
                                  EXHIBIT 1 TO
                         SHAREHOLDER SERVICES AGREEMENT

                                               MAXIMUM CONTRACTUAL FEES:

Capital Appreciation Fund            A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA

Growth Equity Fund                   A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA
                                     Y Shares              0.25% of ADNA

Relative Value Fund                  A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA
                                     Y Shares              0.25% of ADNA

Strategic Income Fund                A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA

Tax-Free Money Market Fund           C Shares              0.25% of ADNA

Treasury Fund                        C Shares              0.25% of ADNA
                                     Y Shares              0.25% of ADNA

U.S. Government Income Fund          A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA

Stellar Fund                         A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA
                                     Y Shares              0.25% of ADNA

Stellar Insured Tax-Free Bond Fund   A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA

International Equity Fund            A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA

Ohio Tax-Free Money Market Fund      C Shares              0.25% of ADNA

Science & Technology Fund            A Shares              0.25% of ADNA
                                     B Shares              0.25% of ADNA
                                     Y Shares              0.25% of ADNA

ADNA = Average daily net assets